Exhibit 10.1

OCS-G27532 (High Island Block A-589)

OCS-G24130 (Mississippi Canyon Block 942)

OCS-G26078 (Ship Shoal Block 351)

OCS-G19822 (Ship Shoal Block 358)

OCS-G14518 (South Timbalier Block 48)

OCS-G24786 (West Cameron Block 663)

Decommissioning Trust Agreement

This Decommissioning Trust Agreement (the “Agreement”), as amended, supplemented, or restated from time to time, is dated effective as of November 15, 2012 and is entered into by and among:

JPMorgan Chase Bank, N.A., a national banking association (together with its successors and substitutes in trust, pursuant to the terms hereof, the “Trustee”);

ATP Oil & Gas Corporation, Debtor in Possession (BOEM Company No. 1819), a Texas corporation (the “Settlor”); and

The United States of America, acting by and through the Bureau of Ocean Energy Management, of the United States Department of the Interior (the “Beneficiary”). The Settlor, together with the Beneficiary, are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, to fulfill certain obligations, the Settlor and the Beneficiary have entered into this Agreement; and

WHEREAS, the Settlor has established account number 469802826, maintained with the Trustee (the “Trust Account”) in relation to its decommissioning obligations associated with the following oil and gas leases located offshore Texas, Louisiana, and Mississippi:

(i) OCS-G27532, covering Block A-589, High Island Area;

(ii) OCS-G24130, covering Block 942, Mississippi Canyon Area;

(iii) OCS-G26078, covering Block 351, Ship Shoal Area;

(iv) OCS-G19822, covering Block 358, Ship Shoal Area;

(v) OCS-G14518, covering Block 48, South Timbalier Area;

(vi) OCS-G24786, covering Block 663, West Cameron Area;

(collectively, “Properties” or the “Property”); and

WHEREAS, the Trustee is willing to serve as trustee of the Trust Account, pursuant to the terms of this Agreement; and

WHEREAS, Settlor is debtor and debtor-in-possession in a Chapter 11 reorganization in the case styled In re ATP Oil & Gas Corporation, case number 12-36187, pending in United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Proceeding”); and

WHEREAS, the Parties have agreed to resolve certain of their respective disputes relating to the Decommissioning Obligations for the Properties as provided herein, and Debtor shall file a Motion for Approval and Compromise and Settlement (“9019 Motion”) with the United States Bankruptcy Court for the Southern District of Texas (“Bankruptcy Court”) seeking the Bankruptcy Court’s approval of this Agreement and the terms and conditions contained herein and requesting that the Court hold an expedited hearing on the 9019 Motion by November 30, 2012; and

WHEREAS, prior to the expedited hearing on the 9019 Motion, Beneficiary, Settlor, and Trustee shall have this Agreement and all schedules hereto fully executed, and make all reasonable efforts to obtain execution of the Addendum to Decommissioning Trust Agreement and Acknowledgment of Subordination attached as Schedule C by the DIP Agent (as defined below); and

WHEREAS, the Parties acknowledge that this Agreement represents their respective rights and obligations but that its effectiveness is contingent upon entry of the Approval Order by the Bankruptcy Court.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Terms Defined Above. As used in this Agreement, the terms ‘Beneficiary’, ‘Settlor’, ‘Trust Account’, ‘Trustee’, ‘Property’, and ‘Properties’ are defined above.

1.2 Defined Terms. As used in this Agreement, the following terms, unless the context otherwise requires, shall have the following meanings:

“Approved Purchaser” shall mean a purchaser of any or all of the Properties that (a) is exempt under applicable Federal laws and regulations from providing financial security to the Beneficiary with respect to any Property or Properties purchased, or (b) has tendered acceptable financial security to Beneficiary to cover the Property or Properties purchased.

“Business Day” or “Business Days” shall mean any day or days other than a Saturday, Sunday or any other day on which the Trustee located at the notice address set forth in Section 5.3 is authorized or required by law or executive order to remain closed.

“Cash Equivalents” shall mean funds held in a Money Market Deposit

Account (“MMDA”) at the Trustee, or approved U.S. Treasury Securities, which shall pay a rate of return. The rate of return on an MMDA varies from time to time.

“Trust Funds” shall mean the Trust Account and all funds deposited into the Trust Account by the Settlor, all rate of return earned thereon, any other property accepted by the Trustee for deposit into the Trust Account, and all certificates, instruments, and documents representing, evidencing, or issued in connection therewith, and all proceeds thereof, in each case maintained in the Trust Account in accordance with the terms hereof.

1.3 Other Definitional Provisions. (a) The words “hereby”, “herein”, “hereinafter”, “hereinabove”, “hereinbelow”, “hereof”, “hereto” and “hereunder”, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement.

(b) Reference to any article, section, exhibit, or schedule refers to this Agreement, unless otherwise specified.

ARTICLE II

DECLARATION OF TRUST

2.1 Appointment of Trustee. The Settlor and the Beneficiary hereby appoint the Trustee as the Trustee under this Agreement, and the Trustee hereby accepts such appointment.

2.2 Full Funding of Trust Agreement. The Trust Account will be fully funded when deposits reach the funding cap, pursuant to Schedule A.

2.3 Transfer of Funds. Pursuant to Schedule A, the Settlor shall, from time to time, deposit money into the Trust Account. Any and all funds so transferred into the Trust Account are deemed subject to this Agreement and shall be held by the Trustee pursuant to the terms of this Agreement.

2.4 Declaration of Trust. The Trustee declares that it will hold, on behalf of the Settlor, all Trust Funds to (a) satisfy decommissioning obligations of the Settlor with respect to the Properties, and (b) for the use and benefit of the Beneficiary pursuant to the terms of this Agreement.

2.5 Control and Administration of Trust Funds. (a) Except upon termination of this Agreement pursuant to Section 5.10, the Trustee, without written concurrence of Beneficiary, as provided herein, shall not permit the Settlor to (i) withdraw or transfer any of the Trust Funds from the Trust Account; (ii) deliver or transfer any Trust Funds to any person or entity; (iii) direct the Trustee, with respect to the Trust Funds; or (iv) use the Trust Funds as collateral to secure any other obligation or indebtedness except as contemplated by Section 5.2 and Schedule C hereto. The Trustee shall not permit the Beneficiary to withdraw or transfer, from the Trust Account, any of the Trust Funds, other than as provided for herein.

(b) The Settlor and the Beneficiary hereby direct the Trustee to invest all Trust Funds in a JP Morgan MMDA, or a successor or similar investment offered by the Trustee, that qualifies as Cash Equivalents, unless otherwise instructed in writing by the Settlor and Beneficiary and as shall be acceptable to the Trustee. The Parties acknowledge that the rate of return on an MMDA varies from time to time. The Trustee or any of its affiliates may receive compensation with respect to any investment directed.

2.6 Periodic Account Statements; Further Information. The Trustee shall provide to the Settlor and the Beneficiary monthly statements detailing all transactions affecting the Trust Funds and, promptly following the written request of the Settlor or the Beneficiary, any information regarding the Trust Funds that the Settlor or the Beneficiary may reasonably request.

2.7 Representations and Warranties. Except for the subordinated lien(s) described in Section 5.2 and in Schedule C hereto and all re-financings and continuations thereof, (a) the Settlor represents and warrants to the Trustee and the Beneficiary that the Settlor (i) has not assigned nor granted a security interest in the Trust Funds or otherwise received any prior notice of any other assignment, grant of security interest in, pledge of, lien or claim against any of the Trust Funds, (ii) shall not, in the future, assign or grant a security interest in the Trust Funds, or (iii) allow the Trust Funds to secure or serve as collateral for any obligation or indebtedness of the Settlor or any other person or entity, and (b) the Trustee has not received any prior notice of any other assignment of, grant of security interest in, pledge of, or claim against any of the Trust Funds.

2.8 Waiver of Right to Set-Off. The Trustee hereby waives all claims and rights of set-off and banker’s and other possessory liens against the Trust Funds. The Trustee agrees not to set-off or reduce the amounts to be paid on the Trust Funds by reason of any liability or obligation that the Settlor or any other person or entity may have to the Trustee. The Trustee acknowledges and agrees that its obligation to transfer all amounts owing, with respect to the Trust Funds, in accordance with the instructions of the Beneficiary, not in conflict with the terms hereof, is absolute and unconditional.

2.9 Fees of Trustee. The Trustee shall receive its usual and customary fees, expenses, and other charges, as set forth on Schedule B, attached hereto. The Trustee’s fees, expenses, and other charges shall be the responsibility of the Settlor, and the Trustee shall have no priority, with respect to the Trust Funds, for such purposes, and the Trustee shall not be entitled to any compensation from the Beneficiary in performing this Agreement.

2.10 Books, Records and Tax Returns. The Trustee shall maintain appropriate books and records, relating to the receipt and disbursement of all Trust Fund monies. However, the Trustee shall not be required or obligated to prepare or execute any tax returns relating to the

Trust Account and/or the Trust Funds. The Trustee shall have no liability for any tax due and payable in connection with this Agreement, except for taxes based upon or measured by amounts paid to the Trustee as fees for compensation under this Agreement. All taxes due on interest earned, with respect to the Trust Funds, are the responsibility of the Settlor and shall not be paid from the Trust Funds. In addition, all interest earned shall be reported on IRS Form 1099 to the Settlor and reported to the extent required by law by the Trustee whether or not said income has been distributed during such year.

2.11 Scope of Undertaking. The duties and responsibilities of the Trustee, in connection with this Agreement, will be purely ministerial and limited to the duties and responsibilities expressly set forth in this Agreement. The Trustee is not a principal, participant, or beneficiary in any transaction underlying this Agreement and will have no duty to inquire beyond the terms and provisions hereof. The Trustee will not be required to exercise any discretion hereunder and will have no responsibility with respect to investment or management of Trust Funds, other than to act in accordance with the written instructions, provided herein, that all funds shall be maintained in Cash Equivalents. The Trustee will never be required to use, advance, or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

The Trustee may rely on and will not be liable for acting or refraining from acting upon any written notice, instruction, request, or other communication, furnished to it pursuant to this Agreement and believed by it to have been signed or presented by the proper party or parties.

The Trustee is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm, or corporation which is not a party to this Agreement, except as to (i) such notices or instructions provided for in this Agreement, provided, any notices or instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of Trust Funds, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons on Schedule D, and delivered to Trustee only by confirmed facsimile or attached to an email at the fax number or email address set forth in Section 5.3 below; and (ii) orders or process of the Bankruptcy Court.

If any property or Trust Funds subject hereto is/are, at any time, attached, garnished, or levied upon under any court order; or in case the payment, assignment, transfer, conveyance, or delivery of any such property shall be stayed or enjoined by a court order; or, in case a court order, judgment, or decree shall be made or entered by a court affecting such property or any part thereof, then, and in any of such events, the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment, or decree with which it is advised, by legal counsel of its own choosing, is binding upon it. Trustee, upon compliance with any such order, writ, judgment, or decree, shall not be liable to any other party hereto or to any other person, firm, or corporation by reason of such compliance, even though such order, writ, judgment, or decree may be subsequently reversed, modified, annulled, set aside, or vacated, unless such order, writ, judgment, or decree has been stayed by court order pending appeal.

The Trustee may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the appropriate Party or Parties (including, without limitation, with respect to any Party which is a corporation, any instrument purporting to have been signed on its behalf by an authorized officer). Attached hereto as Schedule D are the names, telephone numbers and specimen signatures for individuals authorized to act on behalf of the Settlor and Beneficiary in relation to communications with the Trustee.

The Trustee may consult with legal counsel of its own choosing and shall be entitled to the advice of such legal counsel concerning all matters of this Trust Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Settlor hereby agrees to protect, defend, indemnify, and hold harmless the Trustee, and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, and employees against and from any and all costs, losses, liabilities, damages, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, claims and expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) imposed upon or asserted against the Trustee on account of any action taken or omitted to be taken in connection with its acceptance or performance of its duties and obligations under this Agreement, except, consistent with the preceding paragraph, as a result of their negligence or willful misconduct, as well as the costs and expenses of defending themselves against any claim or liability arising out of or relating to this Agreement. This indemnification shall survive the release, discharge, termination, and/or satisfaction of the Agreement. If Settlor is required to make payment to the Trustee with respect to any claims asserted under this Section 2.10, such payment shall not be deducted from the Trust Funds, but shall be paid from Settlor’s corporate resources.

ARTICLE III

RESIGNATION AND REMOVAL OF TRUSTEE:

APPOINTMENT OF SUCCESSORS

3.1 Resignation; Removal; Successor Trustee. The Trustee or any successor thereto may, with respect to the trust created hereby, resign at any time, without cause, by giving at least thirty (30) days prior written notice to the Settlor and the Beneficiary, such resignation to be effective on the date of appointment of a successor Trustee, as hereinafter provided. In the case of the resignation of the Trustee, the Settlor and the Beneficiary will appoint a successor Trustee, by written instrument, signed by the Settlor and the Beneficiary.

In the event the Settlor and the Beneficiary shall not have appointed a successor Trustee within thirty (30) days after such resignation by the Trustee, the Trustee will continue to act as Trustee according to the provisions hereof and may, at the sole expense of the Settlor, apply to a court (the “Court”) in Texas having jurisdiction to appoint a successor Trustee, who will assume all responsibilities of the Trustee as of the date specified by the Court. Any successor Trustee so appointed, by such Court, will immediately and without further act be superseded by any successor Trustee thereafter appointed by the Settlor and the Beneficiary, as above provided. In addition, the Settlor and the Beneficiary may at any time remove the Trustee, with or without cause, by written notice to the Trustee, signed by the Settlor and the Beneficiary, designating the effective date of any such removal and the party to serve as successor Trustee. A successor Trustee hereunder will be deemed the Trustee for all purposes hereof and each reference herein to the Trustee will thereafter be deemed to refer to such successor.

3.2 Acceptance of Appointment. Any successor Trustee, whether appointed by the Court or by the Settlor and the Beneficiary, will execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting the appointment and thereupon such successor Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee, under this Agreement, with like effect as if the successor had been originally named as Trustee in this Agreement.

Upon the written request of such successor Trustee, such predecessor Trustee will execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to the successor Trustee all the estates, properties, rights, powers, and trusts of such predecessor Trustee, and such predecessor Trustee will duly assign, transfer, deliver, and pay over to such successor Trustee any property or monies then held by such predecessor Trustee which are subject to this Agreement.

3.3 Qualifications of Successor Trustee. Any successor to the Trustee, however appointed, will be a bank or trust company organized under the laws of the United States or any jurisdiction thereof, having a combined capital and surplus of at least $100,000,000 and able to perform the duties of the Trustee hereunder upon commercially reasonable or customary terms.

3.4 Merger of Trustee. Any corporation into which the Trustee may be merged, consolidated, or converted, or any successor by merger, conversion, or consolidation, may be the Trustee under this Agreement without any further act.

3.5 Status of Successor Trustee. A successor Trustee will have the same duties, powers, and discretion as conferred on its predecessor Trustee. A successor Trustee may accept the assets of the Trust Account delivered to it by its predecessor Trustee as constituting the entire assets of the Trust Account created under this Agreement and will not be required to investigate whether or not the entirety has been delivered to it or to investigate any acts, omissions, or misconduct of its predecessor Trustee.

ARTICLE IV

DISBURSEMENTS

4.1 Decommissioning Activities. In accordance with all applicable Federal laws and the Code of Federal Regulations at Title 30, parts 250 and 550, Settlor (or another responsible party) will commence and diligently pursue to completion the proper and prudent plugging and abandonment of any and all wells, site clearance and removal of any and all equipment, facilities, and structures associated with or attributable to the Properties (collectively, “Decommissioning Operations”) when (a) required by such Federal laws and regulations, (b) required by the terms and conditions of the specific oil and gas lease(s) (“Leases”), or when required by the terms and conditions of specific Right(s)-of-Use and Easement (“RUE”), and Right(s)-of-Way (“ROW”) covered by this Agreement, or (c) when Settlor deems prudent, whichever is earlier.

4.2 Notice after Decommissioning/Release of Funds. Upon completion of Decommissioning Operations pursuant to Section 4.1, with respect to a particular Property, Settlor will provide Beneficiary with a certificate, executed by an officer of Settlor, verifying that the operation was conducted in compliance with (a) applicable Federal laws and regulations, and the (b) terms and conditions of the specific Lease(s), and the terms and conditions of the specific RUE(s), and ROW(s), covered by this Agreement.

Upon joint written instructions from Settlor and Beneficiary, the Trustee shall release to Settlor the portion of the Trust Funds (as identified in Schedule A) associated with the applicable completed Decommissioning Operation, and such portion of the Trust Funds shall be disbursed as provided in the Approval Order. Prior to release of such Trust Funds, proof of full payment to all subcontractors by Settlor for such completed Decommissioning Operations may be required by the Beneficiary. Should Beneficiary agree to release any Trust Funds for any unpaid work for such Decommissioning Operations performed by a subcontractor(s), the check(s) for payment, upon the joint written instruction of Settlor and Beneficiary, may be issued jointly, in the name of the Settlor and the subcontractor(s).

4.3 Final Notice. Settlor will promptly notify Beneficiary and the Trustee, in writing, when all wells, equipment, facilities, and structures associated with or attributable to the Properties have been properly and prudently plugged, abandoned, cleared, and removed, in compliance with (a) applicable Federal laws and regulations, and (b) terms and conditions of the specific Lease(s), and terms and conditions of the specific RUE(s), and ROW(s), covered by this Agreement. Settlor shall furnish Beneficiary with a certificate, executed by an officer of Settlor, certifying that all invoices associated with such work have been fully paid and discharged (unless disputed in good faith). Upon Trustee’s receipt of Beneficiary’s written concurrence to release the Trust Funds (which will be promptly granted if Settlor has complied with the terms of this Agreement), the Trustee shall be authorized to and shall immediately release to Settlor all Trust Funds, including principal and interest, remaining in the Trust Account. Beneficiary will furnish its written concurrence (if Beneficiary determines Settlor has complied with the terms of this Agreement) within five (5) Business Days after Beneficiary’s receipt of the notice referenced above.

4.4 Events of Default. Any one of the following events shall be an event of default attributed to Settlor: (a) Beneficiary has not received a true copy of documentation demonstrating that Settlor has satisfied the plugging, abandonment, site clearance, and structure removal obligations in accordance with federal laws and regulations with respect to each Property, no later than sixty (60) days after such work pertaining to such Property is completed; (b) Settlor’s plugging, abandonment, site clearance, and structure removal obligations are not completed in a timely and faithful manner in accordance with law; (c) Settlor has become insolvent, an application for adjudication in bankruptcy has been filed by or against Settlor, or an application for assignment, composition, extension or receivership has been filed by or against Settlor, and such application for adjudication in bankruptcy or for assignment, composition, extension or receivership, if initiated by an entity other than Settlor, remains undischarged or unstayed for 60 calendar days (this event shall have occurred and be continuing to constitute an event of default); provided, however, that this Section 4.4(c) shall not apply so long as Settlor is subject to the jurisdiction of the Bankruptcy Court; or (d) Settlor has failed to comply with any material obligation or condition under this Agreement after written notice by Beneficiary to Settlor and after a reasonable opportunity to cure, such reasonable opportunity to cure being determined by Beneficiary consistent with applicable regulations.

4.5 Procedures upon Default. If Settlor fails to comply with any term or provision of this Agreement and such noncompliance constitutes an event of default pursuant to Section 4.4 above, Beneficiary shall promptly issue a notice of default to Settlor and DIP Agent (as defined in the Addendum attached hereto as Schedule C), with copy to Trustee. Settlor shall have ten (10) Business Days from issuance of the notice of default (the “Curative Period”) to either correct the default or to seek an emergency hearing with the Bankruptcy Court to dispute the default. Should Settlor decide to dispute the default, it shall provide written notice within the Curative Period to Trustee of its intent to do so, and Trustee shall not take any action until the dispute is adjudicated by the Bankruptcy Court.

Should Settlor not dispute the default and not cure the default within the Curative Period, the Beneficiary may remedy the default, without prejudice to Beneficiary’s rights against Settlor, and may direct the Trustee to distribute Trust Funds to Beneficiary in an amount to pay or reimburse Beneficiary for the expenses incurred or to be incurred in remedying the default. The Trustee shall, upon three (3) Business Days of its receipt of notice and documentation of the expenses incurred by Beneficiary, distribute funds to Beneficiary or as otherwise directed by Beneficiary to pay or reimburse Beneficiary for expenses incurred or to be incurred to remedy the default. Settlor hereby authorizes the Trustee, upon receipt of written instructions from Beneficiary and with notice to Settlor and DIP Agent, to assign, transfer, and deliver to Beneficiary that part of the Trust Funds necessary to pay or reimburse Beneficiary for the expenses incurred or to be incurred in remedying the default, without recourse to judicial proceedings and without demand, appraisal, or advertisement of any kind, all of which are hereby expressly waived by Settlor. Notwithstanding the foregoing, the Trustee shall not be required to determine if an event of default exists and may fully rely upon any written instructions received from the Beneficiary or notice from the Settlor pursuant to this Section 4.5.

4.6 Audit. Beneficiary shall have the right, at its own costs and expense, to audit Settlor’s records relating to the Decommissioning Operations for the Properties covered under this Agreement, in order to satisfy itself that Settlor has complied with all of its obligations under this Agreement.

4.7 Security Procedures. Any and all funds transfer instructions or distribution instructions shall be confirmed by telephone call-back to a person/persons identified on Schedule D and consistent with the Trustee’s normal and customary procedures. The Trustee may rely upon the confirmation of anyone reasonably believed to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The Trustee and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parties to identify (a) the Beneficiary, (b) the Beneficiary’s bank, or (c) an intermediary bank. The Trustee may apply any of the funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

ARTICLE V

MISCELLANEOUS

5.1 No Encumbrances. Subject to the subordinated lien referenced in Section 5.2 and on Schedule C, Settlor represents and warrants that the funds to be deposited into the Trust Account shall be unencumbered and free and clear of liens, encumbrances, security interests, or other burdens. Settlor and Beneficiary further agree to execute any further documents, as may be reasonably required, to have the funds which are pledged to Beneficiary paid and delivered to the Trustee.

5.2 Subordination. Attached hereto as Schedule C is a counterpart of that certain Addendum to Decommissioning Trust Agreement and Acknowledgment of Subordination, executed and delivered by Credit Suisse AG, to which reference is made for all purposes. The Trustee, solely in its capacity as Trustee hereunder, shall neither be responsible for, nor chargeable with, nor have any requirement to comply with the terms and conditions of the Addendum to Decommissioning Trust Agreement and Acknowledgment of Subordination, nor shall the Trustee be required to determine if any person or entity has complied with such agreement.

5.3 Notices. All notices, requests, demands, and other communications to the respective parties of this Agreement shall be in writing (including telecopy) and shall be deemed to have been duly given or made when (a) delivered by hand, on the date shown on the receipt, by a recognized overnight courier delivery service, (b) in the case of delivery by United States certified mail with return receipt requested and postage prepaid, on the date of delivery, or (c) in the case of telecopy or email notice, upon confirmed transmittal. The addresses for all notices are as follows:

Trustee:	JP Morgan Chase Bank, N.A.
712 Main Street, 5th Floor South
Houston, Texas 77002
Attention: Lori Knight
Facsimile: 713-216-6927
Telephone: 713-216-5793
Email: sw.houston@jpmorgan.com

Settlor:	ATP Oil & Gas Corporation, Debtor in Possession
4600 Post Oak Place, Suite 100
Houston, Texas 77027-9726
Attention: Leland E. Tate
Facsimile: 713-622-5101
Telephone: 713-622-3311
Email: ltate@atpog.com

Beneficiary:	United States of America
Department of the Interior
Bureau of Ocean Energy Management
Gulf of Mexico OCS Region
1201 Elmwood Park Boulevard
New Orleans, Louisiana 70123-2394
Attention: John Rodi
Facsimile: 504-736-2432
Telephone: 504-736-2592
Email: john.rodi@boem.gov

Any party may, by proper notice complying with this Section 5.3, change any and all parts of its address. Notwithstanding the foregoing no notice or instruction for or related to the transfer or distribution of Trust Funds shall be deemed delivered and effective unless the Trustee actually shall have received it by facsimile or as a PDF attached to an email only at the fax number or email address set forth above and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and the Trustee has been able to satisfy any applicable security procedures as may be required hereunder. The Trustee shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of Trust Funds if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Trustee.

5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Trustee, the Settlor, and the Beneficiary and their respective legal representatives,

successors, and assigns. The rights, duties, and obligations of the Trustee hereunder may not be transferred, assigned, or delegated by the Trustee, except as expressly provided in this Agreement. The rights, duties, and obligations of the Settlor under this Agreement may not be transferred, assigned, or delegated by the Settlor, without the prior written consent of the Beneficiary and Trustee.

5.5 Counterparts. This Agreement may be executed by one or more of the parties to this Trust Agreement, in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.6 Number and Gender. Whenever the context requires, reference made to the singular shall be understood to include the plural. Likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

5.7 Entire Agreement. This Agreement and all schedules attached hereto constitute the entire agreement among the parties, with respect to the subject matter hereof, and shall supersede any prior agreements, whether written or oral, among the parties.

5.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement.

5.9 Titles of Articles and Sections. All titles or headings to articles or sections of this Agreement are only for the convenience of the parties and shall not be used to interpret or construe this Agreement.

5.10 Termination/Sale. This Trust Agreement shall terminate upon the occurrence of any of the following conditions: (i) mutual written agreement of the Settlor and Beneficiary; (ii) Settlor’s completion of all Decommissioning Operations for all of the Properties then owned by Settlor, in compliance with law and regulation, as described herein and as evidenced by certification by the Beneficiary pursuant to Article IV; (iii) approval by the Beneficiary of a sale all of the Properties to an Approved Purchaser; (iv) the substitution by the Settlor of the Trust Assets for all of the Properties with financial security otherwise satisfactory to the Beneficiary; or (v) the assumption of the obligations under this Agreement by a third party who either provides acceptable financial security in lieu of the Trust Assets, or is exempt or otherwise entitled to a waiver of the obligation to provide supplemental bonding or other security under applicable Federal laws and regulations with respect to the Decommissioning Operations for the Properties. The Beneficiary shall promptly notify Trustee of any of the termination events included above. Upon notification of such termination by Beneficiary, the Trustee shall release to Settlor all Trust Funds, which shall be disbursed as provided in the Approval Order.

In the event that (i) the Beneficiary approves a sale of one or more, but not all, of the Properties, to an Approved Purchaser, (ii) the Settlor has completed all Decommissioning Operations or there has been a reduction in the Funding Cap with respect to one or more, but not all, of the Properties, as contemplated by Section 4.2 herein, (iii) the Settlor replaces the Trust Assets with respect to one or more, but not all, of the Properties, with replacement financial security otherwise satisfactory to the Beneficiary, or (iv) a third party replacing the Settlor either (x) assumes the obligations under the Agreement and provides replacement financial security with respect to one or more, but not all, of the Properties, or (y) is exempt or is otherwise entitled to a waiver of the obligation to provide supplemental bonding or other security under applicable Federal laws and regulations with respect to the Decommissioning Operations for such Properties, the Beneficiary and the Settlor shall agree upon a replacement Schedule A to reflect a reduced Funding Cap and to re-set the final payment date for the contemplated quarterly payments and shall deliver said replacement Schedule A to the Trustee.

5.11 Governing Law. THIS TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND TO THE EXTENT RELEVANT THE LAWS OF THE STATE OF TEXAS.

5.12 Force Majeure. “Force majeure,” for purposes of this Agreement, is defined as any event arising from causes beyond the control of Settlor, of any entity controlled by Settlor, or of Settlor’s contractors that delays or prevents the performance of any obligation under this Agreement, despite Settlor’s best efforts to fulfill the obligation. The requirement that Settlor exercises “best efforts to fulfill the obligation” includes using best efforts to anticipate any potential force majeure and best efforts to address the effects of any potential force majeure (a) as it is occurring and (b) following the potential force majeure such that the delay and any adverse effects of the delay are minimized to the greatest extent possible. “Force majeure” does not include financial inability to fulfill the obligation.

If any event occurs or has occurred that may delay the performance of any obligation under this Agreement for which Settlor intends or may intend to assert a claim of force majeure, Settlor shall notify Beneficiary within five (5) Business Days of when Settlor first knew that the event might cause a delay. Within ten (10) Business Days thereafter, Settlor shall provide in writing to Beneficiary an explanation and description of the reasons for the delay; the anticipated duration of the delay; all actions taken or to be taken to prevent or minimize the delay; a schedule for implementation of any measures to be taken to prevent or mitigate the delay or the effect of the delay; Settlor’s rationale for attributing such delay to a force majeure; and a statement as to whether, in the opinion of Settlor, such event may cause or contribute to an endangerment to public health or welfare, or the environment. Settlor shall include with any notice all available documentation supporting its claim that the delay was attributable to a force majeure. Settlor shall be deemed to know of any circumstance of which Settlor, any entity controlled by Settlor, or Settlor’s contractors knew or should have known. Failure to comply with the above requirements regarding an event shall preclude Settlor from asserting any claim of force majeure regarding that event, provided, however, that if Beneficiary, despite the late notice, is able to assess to its satisfaction whether the event is a force majeure and whether Settlor exercised its best efforts, Beneficiary may, in its unreviewable discretion, excuse in writing Settlor’s failure to submit timely notices under this Paragraph.

If Beneficiary agrees that the delay or anticipated delay is attributable to a force majeure, the time for performance of the obligations under this Agreement that are affected by the force majeure will be extended by Beneficiary for such time as is necessary to complete those obligations. An extension of the time for performance of the obligations affected by the force majeure shall not, of itself, extend the time for performance of any other obligation. If Beneficiary does not agree that the delay or anticipated delay has been or will be caused by a force majeure, Beneficiary will notify Settlor in writing of its decision. If Beneficiary agrees that the delay is attributable to a force majeure, Beneficiary will notify Settlor in writing of the length of the extension, if any, for performance of the obligations affected by the force majeure.

All funding obligations of Settlor described on Schedule A are specifically excluded from this Section 5.12.

In addition to the foregoing, the Parties acknowledge and agree that the Trustee shall not be liable to any Party for losses due to, or if the Trustee is unable to perform its obligations under the terms of this Agreement because of any acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control or any entity controlled by Trustee, or of Trustee’s contractors that delays or prevents the performance of any obligation under this Agreement despite Trustee’s best efforts to fulfill the obligation (“Trustee Force Majeure”). The Trustee must exercise its best efforts to fulfill such obligation it contends will be affected by such Trustee Force Majeure. Such best efforts include using best efforts to anticipate any potential Trustee Force Majeure and best efforts to address the effects of any potential Trustee Force Majeure (a) as it is occurring and (b) following the potential Trustee Force Majeure such that the delay and any adverse effects of the delay are minimized to the greatest extent possible.

5.13 Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Trustee Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Trustee’s identity verification procedures require the Trustee to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Trustee with and consent to the Trustee obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Trustee.

IN WITNESS WHEREOF, the Trustee, together with the Parties hereto, have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

Trustee:

JP Morgan Chase Bank, N.A.

By:	/s/ May Ng
May Ng
Vice President

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Settlor:

ATP Oil & Gas Corporation, Debtor in Possession

By:	/s/ Leland E. Tate
Leland E. Tate
President

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Beneficiary:

THE UNITED STATES OF AMERICA, ACTING BY AND THROUGH THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF OCEAN ENERGY MANAGEMENT

By:	/s/ John Rodi
John Rodi
Regional Director, Gulf of Mexico Region
Acknowledged by:

THE UNITED STATES OF AMERICA, ACTING BY AND THROUGH THE UNITED STATES DEPARTMENT OF THE INTERIOR, BUREAU OF SAFETY AND ENVIRONMENTAL ENFORCEMENT

		By:	/s/ Lars Herbst
Lars Herbst
Regional Director, Gulf of Mexico Region

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Schedule A

Funding Obligations

Funding Cap:

Lease OCS-G27532	$9,990,000.00
Lease OCS-G24130	$2,750,000.00
Lease OCS-G26078	$2,745,000.00
Lease OCS-G19822	$8,925,000.00
Lease OCS-G14518	$300,000.00
Lease OCS-G24786	$2,395,000.00

$27,105,000.00

Deposit:

$13,552,500.00 (50% of Funding Cap) to be funded as follows:

$ 5,781,719.00 to be paid by wire transfer upon entry of the Approval Order;

$ 3,885,390.50 to be paid by wire transfer on or before December 31, 2012;

$ 3,885,390.50 to be paid by wire transfer on or before January 31, 2013.

Quarterly Payments:

The remaining amount necessary to reach the Funding Cap, presently $13,552,500.00, shall be paid over six quarterly payments of

$ 2,258,750.00 commencing on April 30, 2013 and ending on July 31, 2014,

provided, however, that upon the effective date of the plan of reorganization of Settlor, Beneficiary and Settlor shall replace this Agreement with a Decommissioning Trust Agreement substantially similar hereto but which eliminates all bankruptcy-specific provisions, including all provisions associated with the DIP Agent, and which may revise Schedule A, as appropriate.

Adjustment to Funding Cap:

As Decommissioning Operations are performed on the Properties by Settlor, and subject to applicable regulations, the Funding Cap shall be adjusted downward dollar for dollar for all such Decommissioning Operations associated with the Properties, as assessed by BSEE. In addition, if Settlor sells a Property and the buyer provides the required security or is an Approved Purchaser, then the Funding Cap shall be adjusted downward dollar for dollar for each Property sold; provided, however, any reduction in the Funding Cap shall not diminish the quarterly payment amount until the remaining balance needed to reach the Funding Cap is less than the then present quarterly payment amount, if applicable.

*	This Agreement does not preclude Beneficiary from seeking further financial bonding or guarantee from Settlor as may be required to secure its decommissioning obligations in the event of a material change in condition hereunder. Beneficiary and Settlor specifically reserve any and all other rights to seek relief from co-lessees or former lessees for any reason. Beneficiary reserves all rights as to modifying decommissioning obligations in the event of a material change in condition hereunder. Note that such modification is being considered for Lease OCS-G24130.

Schedule B

Trustee’s Fees & Disclosures

The Trustee shall receive for its services under the aforementioned Trust Agreement the following fees:

Schedule of Fees and Disclosures for Trustee Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee	$ Waived

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee	$ 2,500.00

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges. The Trustee may impose, charge, pass-through and modify fees and/or charges for any account established and services provided by the Trustee, including but not limited to, transaction, maintenance, balance-deficiency, and service fees, agency or trade execution fees, and other charges, including those levied by any governmental authority.

Disclosure & Assumptions: Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees. Payment of the invoice is due upon receipt

The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions. The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

You acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period. If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item. Trustee is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

Compliance

Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Trustee to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, you acknowledge that Section 326 of the USA PATRIOT Act and Trustee’s identity verification procedures require Trustee to obtain information which may be used to confirm your identity including without limitation name, address and organizational documents (“identifying information”). You agree to provide Trustee with and consent to Trustee obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Trustee.

Schedule C

Addendum To Decommissioning Trust Agreement

and Acknowledgement of Subordination

THIS ADDENDUM TO DECOMMISSIONING TRUST AGREEMENT AND ACKNOWLEDGEMENT OF SUBORDINATION (the “Addendum”) is executed on November 15, 2012 by CREDIT SUISSE AG (“CSAG”), as Administrative Agent and Collateral Agent (collectively, the “DIP Agent”) under that certain Senior Secured Super Priority Priming Debtor in Possession Credit Agreement dated as of August 29, 2012, among ATP Oil & Gas Corporation, Debtor in Possession a Texas corporation (the “Settlor”), each lender from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and CREDIT SUISSE AG (“CSAG”), as Administrative Agent and Collateral Agent (as amended, supplemented or restated, the “Credit Agreement”).

Background

Reference is made to (i) the Credit Agreement and (ii) that certain Decommissioning Trust Agreement (the “Trust Agreement”) of even date hereof among JP Morgan Chase Bank, N.A., as trustee (the “Trustee”), the Settlor, and the United States of America, acting by and through the Bureau of Ocean Energy Management of the United States Department of the Interior (the “Beneficiary”). Terms that are defined in the Credit Agreement and the Trust Agreement and used but not defined herein shall have the meanings given them in the Credit Agreement or the Trust Agreement, as applicable.

Agreement

1. CSAG, as Administrative Agent for itself and the other Lenders who are party to the Credit Agreement and as Collateral Agent under the Security Documents delivered in connection with the Credit Agreement (in such capacities “Subordinating Creditor”), agrees that its secured interest in and to the Trust Account shall be subordinate to the interest of the Beneficiary to the Trust Account. Subordinating Creditor agrees not to, and herein expressly waives any right to, claim (whether affirmatively or defensively) that its secured interest in and to the Trust Account is superior to the secured interest of the Beneficiary in the Trust Account. Settlor and Subordinating Creditor represent and warrant that Subordinating Creditor is the lawfully authorized Administrative Agent for all Lenders under the Credit Agreement and further that Subordinating Creditor has the authority to make this agreement on behalf of the Lenders under the terms of the Credit Agreement.

2. Notice. Settlor shall promptly provide notice to CSAG of any notice or statement received under Section 2.5 or Section 4.5 of the Trust Agreement.

3. Successors and Assigns. This Addendum shall inure to the benefit of the Subordinating Creditor, the Lenders, the Settlor, the Trustee and the Beneficiary and their respective legal representatives, successors, and assigns as expressly provided in the Trust Agreement.

4. Invalidity. In the event that any one or more of the provisions contained in this Addendum shall, for any reason, be held invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Trust Agreement or this Addendum.

5. Titles of Articles and Sections. All titles or headings to articles or sections of this Addendum are only for the convenience of the parties and shall not be used to interpret or construe this Addendum.

6. Termination. This Addendum shall terminate upon the terms and conditions set forth in Section 5.10 of the Trust Agreement.

7. Governing Law. THIS ADDENDUM SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW, AND TO THE EXTENT RELEVANT, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, CSAG, as DIP Agent, has caused this Addendum to be duly executed and delivered by its proper and duly authorized officer as of the date first above written.

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Michael A. Criscito
Name:	Michael A. Criscito
Title:	Authorized Signatory

Acknowledged and accepted:

SETTLOR:

ATP OIL & GAS CORPORATION,
Debtor In Possession

By:	/s/ Leland E. Tate
Leland E. Tate
President

Schedule D

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Funds Transfer Instructions

If to Settlor:

Name	Telephone Number	Signature
1. Keith R. Godwin	(713) 403-5515
2. Albert L. Reese, Jr.	(713) 403-5514
3. Pauline van der Sman-Archer	(713) 403-5518

If to Beneficiary:

Name	Telephone Number	Signature
1. John Rodi	(504) 736-2592
2. Michael Celata	(504) 736-2448
3. Bob Sebastian	(504) 736-2761

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Settlor:

Name	Telephone Number
1. Keith R. Godwin	(713) 403-5515
2. Albert L. Reese, Jr.	(713) 403-5514
3. Pauline van der Sman-Archer	(713) 403-5518

If to Beneficiary:

Name	Telephone Number
1. John Rodi	(504) 736-2592
2. Michael Celata	(504) 736-2448
3. Bob Sebastian	(504) 736-2761

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.